UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 12, 2026

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, NY	10019-2714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Loews Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders on May 12, 2026 (the “Annual Meeting”). A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters are set forth below.

Proposal 1: Election of Directors. Shareholders elected each of the Company’s nominees for director.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Charles D. Davidson	178,878,072	7,339,188	84,174	7,652,485
Paul J. Fribourg	163,617,009	22,600,117	84,308	7,652,485
Walter L. Harris	178,035,872	8,176,554	89,008	7,652,485
Jonathan C. Locker	179,125,160	7,092,152	84,122	7,652,485
Susan P. Peters	176,676,124	9,463,098	162,212	7,652,485
Dino E. Robusto	175,181,712	11,036,388	83,334	7,652,485
Alexander H. Tisch	182,170,200	4,044,529	86,705	7,652,485
Benjamin J. Tisch	183,966,354	2,248,645	86,435	7,652,485
James S. Tisch	179,229,713	6,983,990	87,731	7,652,485
Jennifer VanBelle	185,213,551	1,005,785	82,098	7,652,485

Proposal 2: Say on Pay. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers (“Say on Pay”).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
177,208,800	8,952,691	139,943	7,652,485

Proposal 3: Auditor Ratification. Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2026.

Votes For	Votes Against	Votes Abstained
186,777,192	7,033,867	142,860

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: May 12, 2026	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President,
General Counsel
and Secretary